Exhibit 10.4.3

AMENDMENT NO. 2
to the
AMENDED AND RESTATED
NOTE AND EQUITY PURCHASE AGREEMENT
by and among
GLOBAL DOSIMETRY SOLUTIONS, INC.,
AMERICAN CAPITAL FINANCIAL SERVICES, INC.,
AS AGENT
and
THE PURCHASERS IDENTIFIED ON
ANNEX A HERETO
Date of Amendment No. 2: February 1, 2006
Date of Amendment No. 1: October 14, 2005

AMENDMENT NO. 2
to the
AMENDED AND RESTATED
NOTE AND EQUITY PURCHASE AGREEMENT
          THIS AMENDMENT NO. 2, dated as of February 1, 2006 (this “Amendment No. 2”), amends the Amended and Restated Note and Equity Purchase Agreement, dated November 10, 2004 (as amended to date, the “Agreement”), and is made by and among Global Dosimetry Solutions, Inc., a Delaware corporation (the “Company”), the securities purchasers that are now and hereafter at any time parties thereto and are listed in Annex A (or any amendment or supplement thereto) attached thereto (each a “Purchaser” and collectively, “Purchasers”), and American Capital Financial Services, Inc., a Delaware corporation (“ACFS”), as administrative agent for Purchasers (in such capacity “Agent”).
RECITALS
          A. The parties hereto were party to a Note and Equity Purchase Agreement, dated as of September 30, 2003 (the “Original Purchase Agreement”);
          B. The parties hereto are party to the Agreement, pursuant to which the Original Purchase Agreement was amended and restated;
          C. The Company, Purchasers and the Agent have agreed to enter into this Amendment No. 2 to amend certain terms of the Agreement.
          NOW, THEREFORE, the parties hereto, in consideration of the foregoing premises and their mutual covenants and agreements herein set forth and intending to be legally bound hereby, covenant and agree as follows:
1. Definitions. Capitalized terms used and not defined elsewhere in this Amendment are as defined in the Agreement.
2. Amendments. The Agreement is hereby amended as follows:
     (a) The following definition set forth in Section 1.1 of the Agreement is hereby amended and restated in its entirety:
“LIBOR Period” means each month commencing on the Closing Date, the Additional Closing Date, in the case of the Senior Term C Notes, or the Term D Closing Date, in the case of the Senior Term D Notes and the Revolving Notes (or if the Closing Date, the Additional Closing Date, or the Term D Closing Date is not a LIBOR Business Day, the next succeeding LIBOR Business Day) and ending one month thereafter; provided, that the foregoing provision relating to LIBOR Periods is subject to the following:

     (a) if any LIBOR Period would otherwise end on a day that is not a LIBOR Business Day, such LIBOR Period shall be extended to the next succeeding LIBOR Business Day unless the result of such extension would be to carry such LIBOR Period into another calendar month in which event such LIBOR Period shall end on the immediately preceding LIBOR Business Day;
     (b) any LIBOR Period that would otherwise extend beyond the maturity date of the Notes shall end on such date; and
     (c) any LIBOR Period that begins on the last LIBOR Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Period) shall end on the last LIBOR Business Day of a calendar month.
     (b) The following definition is hereby inserted in Section 1.1 in alphabetical order:
          “Second Amendment Closing Date” shall mean February 1, 2006.
     (c) Section 3.1(h) is hereby amended and restated as follows:
“(h) Revolving Loans. After the Second Amendment Closing Date, the Company covenants and agrees to make payments to Agent, for the ratable benefit of Purchasers making Revolving Loans, of accrued interest on the Revolving Loans on the first Business Day of each month commencing February 1, 2006, through the date of repayment of the Revolving Loans in full. The Revolving Loans will bear interest on the outstanding principal thereof at the Revolving Loan Rate.”
3. Representations and Warranties. The Company hereby represents and warrants as follows:
     (a) Each of the representations and warranties of the Company set forth in Article 5 of the Agreement is true and correct in all material respects, except to the extent of changes caused by the transactions expressly contemplated herein.
     (b) The Company is in satisfaction of all covenants of the Company set forth in Article 7 of the Agreement and no Default or Event of Default under the Agreement is occurring, or will occur upon the consummation of the transactions contemplated by this Amendment No. 2.
4. Effect on the Agreement.
     (a) All references to the Agreement in the Agreement and the other documents and instruments delivered pursuant to or in connection therewith shall mean the Agreement as amended hereby and as such may in the future be amended, restated, supplemented or modified from time to time.

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     (b) Except as specifically amended herein, the Agreement, and all other documents and instruments delivered pursuant to or in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.
     (c) Except as specifically referenced herein, the execution, delivery and effectiveness of this Amendment No. 2 shall not operate as a waiver of any right, power or remedy of ACFS or the Purchasers, nor constitute a waiver of any provision of the Agreement or any documents and instruments delivered pursuant to or in connection therewith.
5. Governing Law. This Amendment No. 2 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of Maryland.
6. Further Assurances. The parties hereto shall, at any time and from time to time following the execution of this Amendment No. 2, execute and deliver all such further instruments and take all such further action as may be reasonably necessary or appropriate in order to carry out the provisions of this Amendment No. 2.
7. Headings. Section headings in this Amendment No. 2 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 2 for any other purpose.
8. Counterparts. This Amendment No. 2 may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.

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          IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 2 as of the day and year first above written.

COMPANY: GLOBAL DOSIMETRY SOLUTIONS, INC.
By:	/s/ Robert Klein
	Name:	Robert Klein
	Title:	Director

AGENT: AMERICAN CAPITAL FINANCIAL SERVICES, INC.
By:	/s/ Robert Klein
	Name:	Robert Klein
	Title:	Vice President

PURCHASERS: AMERICAN CAPITAL STRATEGIES, LTD.
By:	/s/ Robert Klein
	Name:	Robert Klein
	Title:	Managing Director
ACS FUNDING TRUST I

By:	AMERICAN CAPITAL STRATEGIES, LTD., its Servicer

By:	/s/ Robert Klein
	Name:	Robert Klein
	Title:	Managing Director

ACAS BUSINESS LOAN TRUST 2003-2

By:	AMERICAN CAPITAL STRATEGIES, LTD., its Servicer

By:	/s/ Robert Klein
	Name:	Robert Klein
	Title:	Managing Director

Signature Page to Amendment No. 2 to the
Amended and Restated Note and Equity Purchase Agreement

ANNEX A
AMERICAN CAPITAL STRATEGIES, LTD.
ACS FUNDING TRUST I
ACAS BUSINESS LOAN TRUST 2003-2